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EXHIBIT 10.42

                            STOCK PURCHASE AGREEMENT


         THIS AGREEMENT OF PURCHASE AND SALE OF STOCK (this "Agreement"), dated August 31, 1998, by and among UNITED AMERICAN HEALTHCARE CORPORATION, a Michigan corporation (the "Seller"), CORPORATE HEALTHCARE FINANCING, INC., a Michigan corporation (the "Company") and CHFA, INC., a Delaware corporation (the "Purchaser").

                              W I T N E S S E T H:

                  WHEREAS, Seller is the owner of all the issued and outstanding capital stock of the Company; and

                  WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, all of the issued and outstanding shares of capital stock of the Company on the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and in order to set forth the terms and conditions of the purchase and sale of stock and the manner of carrying the same into effect, the parties hereto hereby agree as follows:

                  1. Purchase and Sale of Stock. Subject to and upon the terms and conditions set forth in this Agreement, as of the date hereof (the "Closing Date"), Seller hereby sells, transfers, conveys, assigns and delivers to Purchaser, and Purchaser hereby purchases from Seller all of the issued and outstanding shares of capital stock (the "Stock") of the Company (the "Closing").

                  2. (a) Purchase Price. In consideration of the sale, transfer, conveyance, assignment and delivery of the Stock by Seller to Purchaser, and in reliance upon the representations and warranties made herein by Seller, in full payment therefor, Purchaser hereby delivers to Seller the sum of Seventeen Million, Seven Hundred Fifty Thousand Dollars ($17,750,000.00), paid as follows:
(i) $500,000 (the "Initial Amount"), by delivery of funds in like amount to Seller's Account No. 6843105237 ("Seller's Account") at Michigan National Bank, NA (the "Bank"), by wire transfer of immediately available funds on July 13, 1998, the receipt of which Initial Amount is hereby acknowledged by Seller; (ii) $1,500,000 by wire transfer to Seller's Account; (iii) $2,500,000 by issuance and delivery to Seller of an unsecured promissory note of Purchaser, in like amount, in the form attached as Exhibit 2(a)(iii) ("Unsecured Note"); and (iv) $13,250,00 by issuance and delivery to Seller of a promissory note of Purchaser in like amount, in the form attached as Exhibit 2(a)(iv) ("Secured Note") ((i) through (iv), collectively, the "Purchase Price").

                     (b) Tax Election. Seller and Purchaser hereby agree to make an election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended (the "Code"), and the Regulations promulgated thereunder, and corresponding provisions of applicable state laws (the "Tax Election"), with respect to the Stock to be purchased and sold hereunder. In connection therewith, within thirty (30) days after Closing, Seller and Purchaser shall file with the Internal Revenue Service (the "IRS") and the appropriate state taxing authorities Form 8023-A and any other documents necessary to make the Tax Election. The parties shall allocate (the "Allocation") the Purchase Price (plus any liabilities deemed assumed) in accordance with Section 338 of the Code and the Regulations promulgated thereunder for purposes of completing Form 8023; the parties agree that no amount is allocable to the Non-Competition Covenant provided for in Section 8 hereof. Any dispute regarding the Allocation shall be resolved by the joint decision of the Baltimore office of Grant Thornton, LLP and the Detroit office of KPMG Peat Marwick, LLP. The Seller and Purchaser each agree that, in the event the Allocation, or any tax reporting position taken with respect thereto, is challenged by the IRS or any other taxing authority in the course of an examination of any income tax return of the Seller or Purchaser (or the individual return of any shareholder of the Purchaser, if the Purchaser is an S corporation, but in such case only the Purchaser and not such Shareholder shall be an Audited Party or a Notified Party), (i) notice shall be given by the party under said examination (the "Audited Party") to the other party (the "Notified Party"); (ii) if the Audited Party elects to defend the Allocation, then the Notified Party shall reasonably cooperate with and take no position inconsistent with such defense; and (iii) if the Audited Party elects not to defend the Allocation, then the Notified Party may, at its election and expense, assume the reasonable, good faith defense of the Allocation, in which case the Audited Party shall reasonably cooperate with and take no position inconsistent with the defense of the Allocation. The parties intend, but neither represents or warrants to the other, that


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the effect of the Tax Election will be to cause the transaction contemplated hereby to be treated as an asset sale for state and federal income tax purposes, but for all other purposes the transaction shall be treated as a stock purchase. In the event either Seller or Purchaser fails to make any necessary filing or takes any other action not contemplated by this Agreement that causes the Tax Election to be ineffective, then such party shall indemnify the other party from any additional costs or taxes or loss of deductions, including interest and penalties, as a result of such failure or action. Purchaser shall further indemnify Seller from such additional costs or taxes if the IRS independently disqualifies the election as a result of any action or inaction by Purchaser.

                  3. Further Action.

                     (a) Consents. Seller and the Company, as promptly as practicable after the Closing Date, will use all reasonable efforts to obtain, or cause to be obtained, all consents of any governmental authority and of any third party listed on Exhibit 3 (collectively, the "Consents") necessary to be obtained in order to consummate the sale and transfer of the Stock pursuant to this Agreement and the consummation of the other transactions contemplated hereby.

                     (b) Corporate Records. Seller agrees to and shall (unless prohibited from doing so by contract or license, in which case Seller shall use its commercially reasonable best efforts to remove or secure a waiver of such prohibition) upon the written request of the Company or the Purchaser, deliver to the Company or Purchaser, without any charge or expense, the originals or copies, including in electronic form where applicable, of any and all records or documents maintained by or in the possession of Seller that relate to, or to the business activities of, any of the Company or Statutory Benefits Management Corporation ("SBMC") and United American Network Services, Inc. ("UANS") (SBMC and UANS, both wholly-owned subsidiaries of the Company, are hereinafter collectively referred to as the "Subsidiaries") and which any of the Purchaser, the Company or any Subsidiary reasonably require.

                  4. Seller's Obligations at Closing.

                     (a) Deliveries. At the Closing, Seller has delivered, or caused to be delivered, to Purchaser (and, as applicable, has executed):

                         (i) stock certificates representing the Stock, duly
endorsed in blank, and with all necessary stock transfer stamps, if any, attached;

                         (ii) resignations or evidence of removal pursuant to
duly authorized and approved corporate action, each in form reasonably satisfactory to Purchaser, of such of the directors and officers of the Company and the Subsidiaries as shall have been requested by Purchaser, effective as of the Closing Date, which resignations shall include a statement that neither the Company nor any Subsidiary is indebted or obligated to the resigning party in any way whatsoever;

                         (iii) certificates as to the good standing of the
Company and the Subsidiaries from the appropriate officials of the jurisdictions in which the Company and the Subsidiaries are incorporated all dated within thirty (30) days of the Closing;

                         (iv) a certified copy of resolutions adopted by the
Seller's Board of Directors, and a copy of resolutions adopted by the Company's Board of Directors, each authorizing the execution, delivery and performance of this Agreement;

                         (v) a copy of the Company's Articles of Incorporation,
as amended, certified by the Office of the Secretary of State of the State of Michigan, and a copy of the By-Laws of the Company as in the Seller's possession;

                         (vi) a copy of the certificate of incorporation, as
amended, of each of the Subsidiaries certified by the office of the Secretary of State of the state of its incorporation (or other applicable governing body), and a copy of the By-Laws of each such Subsidiary as in the Seller's possession;

                         (vii) an Assignment and Assumption Agreement (the
"Lease Assignments") in a form specified by the respective Landlords for the assignment by Seller to the Purchaser of each Lease listed on Exhibit 4(a)(vii) (the "Leases"), which Lease Assignments shall be duly executed by Seller; provided, however, that all such Lease Assignments shall provide that any

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security deposits held by the Landlords on account of such Leases shall be promptly returned to the Seller;

                         (viii) all Consents set forth on Schedule 6(m);

                         (ix) that certain Release in the form attached hereto
as Exhibit 4(a)(ix);

                         (x) an opinion or opinions from either or both of
Seller's Counsel, Hopkins & Sutter and Honigman, Miller, Schwartz and Cohn, in the form or forms attached hereto as Exhibit 4(a)(x);

                         (xi) a release of its security interest in the Stock
and an acknowledgement that it has no security interest in the assets of the Company and the Subsidiaries duly executed by the Bank in form reasonably satisfactory to Purchaser;

                         (xii) that certain Trademark Assignment and Assumption
Agreement attached hereto as Exhibit 4(a)(xii);

                         (xiii) that certain Employment Agreement Termination
Agreement attached hereto as Exhibit 4(a)(xiii);

                         (xiv) that certain Termination Agreement attached
hereto as Exhibit 4(a)(xiv);

                         (xv) all other documents and instruments required to be
delivered to Purchaser by Seller and the Company pursuant to the provisions of this Agreement; and

                         (xvi) the minute book and stock records of each of the
Company, SBMC and UANS as in the possession of the Seller.

                     (b) Further Assurances. At any time and from time to time after the Closing, at Purchaser's request, without further consideration, Seller shall execute and deliver such other additional instruments of sale, transfer, conveyance, assignment and confirmation and take such other action as Purchaser may reasonably deem necessary or desirable, including without limitation assistance in securing governmental or other third party consents, (i) in order to transfer, convey and assign to Purchaser, and confirm Purchaser's title to, the Stock and (ii) to put Purchaser in actual possession and operating control of all of the business, properties, assets and goodwill of the Company thereof. In addition thereto, Seller shall take such action and execute such documents or instruments as may be reasonably requested by Purchaser, and as may be reasonably necessary, in connection with any governmental or regulatory matters or filings required to be made by Purchaser in connection with the transactions contemplated hereby.

                     (c) Certain Assignments. Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute an agreement to assign or transfer any instrument, contract, lease, permit or other agreement or arrangement or any claim, right or benefit arising thereunder or resulting therefrom if an assignment or transfer or an attempt to make such an assignment or transfer without the consent of a third party would constitute a breach or violation thereof or affect adversely the rights of Purchaser or the Company thereunder; any transfer or assignment to Purchaser by Seller of any interest under any such instrument, contract, lease, permit or other agreement or arrangement that requires the consent or approval of a third party shall be made subject to such consent or approval being obtained. In the event any such consent or approval has not been obtained on or prior to the Closing Date, each of the Company and Seller agrees to use its commercially reasonable best efforts to obtain such approval or consent after the Closing Date until such time as such consent or approval has been obtained. During such interim period, Seller shall accord Purchaser and the Company the benefits underlying each agreement or arrangement listed on Schedule 6(m) attached hereto pending receipt of such approval or consent.

                  5. Purchaser's Obligations at Closing.

                     (a) Deliveries. At the Closing, Purchaser has delivered, or caused to be delivered, as the case may be, to Seller (and, as applicable, execute):
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                         (i) the Purchase Price as provided in Section 2 hereof,
including without limitation, and delivery of the Unsecured Note and the Secured Note;

                         (ii) that certain Personal Guaranty of Louis J.
Nicholas, in the form attached hereto as Exhibit 5(a)(ii);

                         (iii) that certain Pledge Agreement (the "Pledge
Agreement") in the form attached hereto as Exhibit 5(a)(iii) together with the certificate or certificates representing the Stock pledged pursuant to the Pledge Agreement and a blank stock power duly executed by the Purchaser;

                         (iv) those certain UCC financing statements of
Purchaser, in the forms attached hereto as Exhibit 5(a)(iv) to provide a security interest with respect to payment of the Secured Note;

                         (v) a certified copy of resolutions adopted by the
Board of Directors of Purchaser authorizing the execution, delivery and performance of this Agreement;

                         (vi) a copy of Purchaser's certificate of
incorporation, certified by the Office of the Secretary of State of Delaware, and a true and correct copy of the by-laws of Purchaser as certified by the secretary of Purchaser;

                         (vii) intentionally deleted;

                         (viii) all Consents set forth on Schedule 7(g);

                         (ix) that certain Release in the form attached hereto
as Exhibit 5(a)(ix);

                         (x) an opinion of Purchaser's counsel, Venable, Baetjer
and Howard, LLP, in the form attached hereto as Exhibit 5(a)(x);

                         (xi) that certain Security Agreement (the "Security
Agreement") attached hereto as Exhibit 5(a)(xi);

                         (xii) that certain Trademark Assignment And Assumption
Agreement attached hereto as Exhibit 4(a)(xii);

                         (xiii) the Lease Assignments as described in Section
4(a)(vii) hereof;

                         (xiv) that certain Employment Agreement Termination
Agreement attached hereto as Exhibit 4(a)(xiii);

                         (xv) that certain Termination Agreement attached hereto
as a part hereof as Exhibit 4(a)(xiv); and

                         (xvi) all other documents and instruments required to
be delivered to Seller pursuant to the provisions of this Agreement.

                     (b) Further Assurances. At any time and from time to time after the Closing, at Seller's request and expense, without further consideration, Purchaser shall execute and deliver such other additional instruments as Seller may reasonably deem necessary to evidence Purchaser's obligations under this Agreement, and Purchaser agrees to take such actions as may be reasonably necessary to carry out the purposes and intentions of this Agreement.

                  6. Representations, Warranties of Seller. Seller represents and warrants to Purchaser as follows; provided, however, that the following representations shall be deemed specifically to exclude matters which are known as of the date hereof to any of Louis J. Nicholas, Keith B. Sullivan, Spencer Vavas and Pamela Lee and any attorneys or accountants with whom the foregoing individuals may have consulted regarding the Company.

                     (a) Organization, Standing and Qualification. The Company and each Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan, and (ii) has all requisite corporate power and authority and is entitled to carry


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on its business as now being conducted and to own, lease or operate its properties in the places where such business is now conducted and such properties are now owned, leased or operated. The Company and each Subsidiary has delivered to Purchaser true and complete copies of its certificate of incorporation and all amendments thereto, certified as true and correct by the Office of the Secretary of State of the State of Michigan and copies of its by-laws as in the Seller's possession. The Company and each Subsidiary have paid or caused to be paid all franchise taxes and other similar taxes due from such corporation, and have filed or caused to be filed all required returns and reports in each jurisdiction in which the Company or any Subsidiary is incorporated or does business.

                     (b) Execution, Delivery and Performance of Agreement; Authority. Except as set forth on Schedule 6(b) annexed hereto, neither the execution, delivery nor performance by Seller of this Agreement and all other agreements to which Seller is a party required to be delivered by Seller pursuant to Section 4(a) hereof (which documents are hereinafter sometimes collectively referred to as "Seller's Related Agreements") (i) will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to any provision of the Seller's certificate of incorporation or by-laws, or any franchise, mortgage, deed of trust, lease, license, agreement, applicable law, rule or regulation or any order, judgment or decree to which Seller is a party or by which it may be bound or materially or adversely affected or (ii) require any consent, authorization, approval or any other action by, or any notice to, or filing or registration with, any governmental authority or other third party on account of any undertaking or other agreement to which Seller is a party, in any case, which either has not been obtained prior to or at the Closing or which, if not obtained, would have a material adverse effect upon the Company or any Subsidiary. Except as set forth on Schedule 6(b) annexed hereto, no other party, including, without limitation, any present or former partner, shareholder in common with, or employee of the Company or Seller have, may or will have any right to any of Seller's interest in the Company or in any Subsidiary or the proceeds of the sale of the Stock. Except as set forth on Schedule 6(b) annexed hereto, (w) no consent from any third party is required to be obtained or made by Seller with respect to any agreement to which Seller is a party in connection with the execution and delivery of this Agreement or the Seller's Related Agreements and to consummate the transactions contemplated hereby which has not been obtained prior to or at the Closing, (x) Seller has the full power and authority to enter into this Agreement and, as applicable, Seller's Related Agreements and to carry out the transactions contemplated hereby, as applicable,
(y) all proceedings required to be taken by it to authorize and approve the execution, delivery and performance of this Agreement and Seller's Related Agreements have been properly taken, and (z) this Agreement and Seller's Related Agreements constitute valid and binding obligations of Seller enforceable in accordance with their terms, except that such enforcement may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium and similar law affecting creditors' rights generally. The execution, delivery and performance of this Agreement and Seller's Related Agreements have been duly authorized by all requisite corporate and shareholder action of Seller.

                     (c) Capitalization. The authorized capital of the Company consists of Sixty Thousand (60,000) shares, no par value per share, of which One Thousand (1,000) shares are issued and outstanding on the date hereof. All of the shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. All of the presently authorized, issued and outstanding shares of capital stock of the Company are owned by Seller. All of the presently authorized, issued and outstanding shares of capital stock of each Subsidiary are owned by the Company. Except as set forth on Schedule 6(c), there are no outstanding subscriptions, rights, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatsoever under which the Seller is or may become obligated to issue, assign or transfer any shares of the capital stock of the Company or of any Subsidiary.

                     (d) Ownership of the Capital Stock. Upon the release by the Bank of its security interest in the Stock, (i) Seller is the lawful record and beneficial owner of all of the Company's capital stock free and clear of any liens, claims, encumbrances or restrictions of any kind; (ii) except as set forth on Schedule 6(d), the Company is the lawful record and beneficial owner of all of each Subsidiary's capital stock free and clear of any liens, claims, encumbrances or restrictions of any kind; and (iii) except as set forth on
Schedule 6(d), or as otherwise expressly provided herein, neither Seller nor any person or entity affiliated with Seller is a party to or otherwise subject to any agreement, understanding or arrangement regarding the transfer, sale, disposition, purchase, acquisition or voting of the Stock or of the capital stock of any Subsidiary. Upon the delivery thereof to Purchaser at Closing, together with executed stock transfer forms in respect thereof, Purchaser will acquire good, marketable and valid title to the Stock free and clear of any liens, claims, encumbrances or restrictions of any kind, except for the lien under the Pledge Agreement and the Security Agreement.

                     (e) Absence of Certain Business Practices. Except as set forth on Schedule 6(e) annexed hereto, to the knowledge of Seller, neither Seller nor any other person acting on its behalf, has, directly or indirectly, given or agreed to give any gift or similar benefit, of a material nature to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction) which (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, would have had an adverse effect on the assets, business or operations of the Company or (iii) if not continued in the future, would adversely affect the assets, business, or operations or which might subject the Company to suit or penalty in any private or governmental litigation or proceeding.

                     (f) Employee Benefit Plans. Except as provided in the last sentence of this Section 6(f), Seller makes the following representations regarding the employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other employee benefit plans, programs or arrangements that have been maintained by any members of a controlled group of corporations, as defined in Code Section 414(b) or (c), that includes Seller (collectively, the "Controlled Group Benefit Plans"). The only Controlled Group Benefit Plans in which the employees of the Company or any Subsidiary participate are the United American Healthcare Corporation Employee's Retirement Plan (the "Retirement Plan") and the United American Healthcare Corporation Stock Purchase Plan (the "Stock Purchase Plan"; the Retirement Plan and the Stock Purchase Plan are hereinafter collectively referred to as the "Benefit Plans"). True and current copies of all plan documents with respect to the Benefit Plans are attached hereto as Schedule 6(f) (the "Benefit Plan Documents"). All requirements of applicable law, including without limitation, the Code, ERISA, the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"), and the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), have been fulfilled in all material respects by Seller with regard to the Benefit Plans and the administration thereof and shall continue to be fulfilled through the Closing. All required governmental filings and required disclosures to employees with respect to all such Benefit Plans have been timely filed or distributed and are accurate and complete. No nonexempt "prohibited transaction" (as defined in Section 4975 of the Code and Section 406 of ERISA) has occurred or will occur prior to the Closing Date with respect to any Controlled Group Benefit Plan. No excise taxes are payable, nor do any facts exist that could give rise to the imposition of excise taxes at any future time, with respect to any Controlled Group Benefit Plan. None of the Controlled Group Benefit Plans is a single employer or multiemployer pension plan subject to Code Section 412 and/or Title IV of ERISA. The Retirement Plan meets the requirements of Code Section 401(a) and (k) and has received a determination letter from the Internal Revenue Service to that effect which addresses the requirements of the Tax Reform Act of 1986. With respect to the Benefit Plans, all requirements of the Benefit Plan Documents have been met and Seller has not received written notice from any present or former employee of the Company or of any Subsidiary making a claim as a result of a violation by Seller or the Company or any Subsidiary of the Benefit Plan Document or ERISA, and Seller does not know of any facts which would form the basis of such a claim. Seller makes no representation or warranty as to employee benefit plans, programs or arrangements maintained by and solely for the employees of the Company or any Subsidiary.

                     (g) Disclosure. No representation or warranty by the Seller contained in this Agreement or in any other certificate furnished or to be furnished by the Seller in connection herewith or pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading.

                     (h) Transactions with Certain Persons. Except for matters which are known to or have been undertaken or caused by the CHF Persons (who for the purposes of this Agreement shall be the former or present officers, directors, agents or employees of the Company or any Subsidiary, other than Julius V. Combs, M.D., Ronald R. Dobbins, Denise Davis, Danny McNeal and Jagu Vanaharam), and except as set forth on Schedule 6(h) attached hereto, (i) since June 30, 1998, the Company and each Subsidiary has not, directly or indirectly, purchased, leased or otherwise acquired any property or assets or obtained any services from, or sold, leased, or otherwise disposed of any property or assets or furnished any services to, or otherwise dealt with (except with respect to remuneration for services rendered as a director, officer or employee of the Company), in the ordinary course of business or otherwise (A) the Seller or the subsidiaries of Seller (other than the Company and its Subsidiaries), (B) any person who is or was an employee, director or officer of the Seller, other than Louis J. Nicholas, or (C) any person controlled by, controlling or under common control with, the Seller (other than the Company and its Subsidiaries) (the parties in clauses (A), (B) and (C) collectively, the "Seller Related Parties"); and (ii) except as set forth on Schedule 6(h) attached hereto, (A) the Company and each Subsidiary does not owe any amount to, or have any contract with or commitment to the Seller or the Seller Related Parties, (B) no part of the property or assets of any Seller Related Party are used by the Company or any Subsidiary, and (C) the property or assets of the Company and each Subsidiary are not used by any Seller Related Party for its benefit or any purpose not related to the business of the Company.

                     (i) Absence of Undisclosed Liabilities. Except for matters which are known to or have been undertaken or caused by the CHF Persons, and except as (i) reflected in the Company's balance sheet dated June 30, 1998, or
(ii) disclosed in the notes thereto, or (iii) set forth on Schedule 6(i) annexed hereto, or (iv) expressly disclosed elsewhere in this Agreement or in the Schedules annexed hereto, the Company and each Subsidiary has on the date of this Agreement no debts, liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature whatsoever to any Seller Related Party or which have been arranged, incurred or committed to by Seller or any Seller Related Party.

                     (j) Taxes.

                         (i) Except as set forth on Schedule 6(j) annexed
hereto, all Taxes imposed by the United States or by any foreign country or by any state, municipality, subdivision or instrumentality of the United States or of any foreign country, or by any other taxing authority, which are due and payable by the Company or the Subsidiaries, and all interest and penalties thereon, whether disputed or not, have been paid in full; and all tax returns required to be filed in connection therewith have been accurately prepared and duly and timely filed prior to the expiration of any available extension periods. Except as set forth on Schedule 6(j) annexed hereto, neither the Company nor any Subsidiary is currently delinquent in the payment of any foreign or domestic tax, assessment or governmental charge or deposit and has no tax deficiency or claim outstanding, or, to its knowledge, proposed or assessed against it, and, to its knowledge, there is no basis for a successful assertion that any such tax deficiency or claim exists. Except as set forth on Schedule 6(j) annexed hereto, there is not now in force any extension of time with respect to the date on which any tax return was or is due to be filed by or with respect to the Company or any Subsidiary. As used in this Agreement, "Taxes" shall include, without limitation, all federal, state, provincial, local, foreign or other income, alternative minimum, accumulated earnings, add-on, personal holding company, franchise, capital stock, net worth, capital, profits, gross receipt, value added, sales, use, goods and services, transaction, excise customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, charges, fees, severance, environmental (including, taxes under Section 59A of the Code), real property, gains tax, personal property, ad valorem, intangibles, rent, occupancy, license, estimated or other similar tax, duty or other governmental charge or assessment or deficiency thereof, including all interest and penalties thereon and additional thereto whether disputed or not.

                         (ii) As of the date of this Agreement, except as set
forth on Schedule 6(j) annexed hereto or as stated herein, there are and have been no tax sharing agreements or arrangements or tax indemnity agreements to which any Seller Related Party, the Company or any Subsidiary is a party which impose, contemplate or may result in any liability for the Company or any Subsidiary.

                         (iii) Neither the Company nor any Subsidiary has any
unpaid liability for the Taxes (other than Taxes not yet due and payable) of any person (A) under Section 1.1502-6 of the Treasury Regulations promulgated under the Code (or any similar provision of state, local or foreign law), (B) as a transferee or successor, (C) by contract or (D) otherwise.

                         (iv) Notwithstanding any other provision hereof to the
contrary, for purposes of this Agreement, all statements, facts and other disclosures set forth on Schedule 6(j) hereof shall be disregarded in determining whether there has been a breach of any warranty, any untrue representation or non-fulfillment of any covenant or agreement made by Purchaser in this Section 6(j).

                     (k) Title to Properties. Except for matters which are known to or have been undertaken or caused by the CHF Persons, the Company and each Subsidiary has good, marketable and insurable title to all of the properties and assets it owns and uses in its business or purports to own, including, without limitation, those reflected in its books and records and in its balance sheet dated June 30, 1998 (the "Company Assets"). No Seller Related Party has taken or omitted to take any action which has adversely affected or will adversely affect the title of the Company and each Subsidiary to any of the Company Assets. Except for matters which are known to or have been undertaken or caused by the CHF Persons, and except as set forth on Schedule 6(k) attached hereto, none of the Company Assets are subject to any loan agreement, conditional sale or title retention agreement, equipment obligation, lease purchase agreement, mortgage, indenture, pledge, security agreement, guaranty, lien, charge, security interest, encumbrance, restriction, lease, license, easement, liability or adverse claim of any nature whatsoever (excluding trade and account payables), direct or indirect, whether accrued, absolute, contingent or otherwise.

                     (l) No Guarantees. Except for matters which are known to or have been undertaken or caused by the CHF Persons, neither the Company nor any Subsidiary has guaranteed the obligations or liabilities of any other person, firm or corporation, including, but not limited to, the Seller or any of the other Seller Related Parties.

                     (m) Consents. Schedule 6(m) attached hereto is a true, correct and complete list of all Consents from any third party relating to agreements, instruments or arrangements to which the Seller is a party, which will be required to be obtained in order to consummate the transactions contemplated hereby and which have not been obtained prior to or at the Closing.

                     (n) Trademarks. Except for matters which are known to or have been undertaken or caused by the CHF Persons, and except for matters which occurred prior to May 7, 1993, (i) Seller holds all right, title and interest in and to the Trademarks (as that term is defined in the Trademark Assignment and Assumption Agreement of even date herewith by and between Seller, as Assignor, and the Company, as Assignee) free and clear of any pledge, security agreement, guarantee, lien, security interest, encumbrance, license or any adverse claim of any nature whatsoever; and (ii) neither Seller nor any person or entity affiliated with Seller has assigned, sold, leased, encumbered or otherwise transferred any of Seller's rights in the Trademarks. Seller has no knowledge of any alleged claims, and has no notice that the use of the Trademarks infringe or may infringe the rights of any third party.

                  7. Representations and Warranties by Purchaser. Purchaser represents and warrants to Seller as follows:

                     (a) Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has full corporate power and authority to enter into this Agreement and all other agreements to which Purchaser is a party required to be delivered by Purchaser pursuant to Section 5(a) hereof (which documents are hereinafter sometimes collectively referred to as "Purchaser's Related Agreements") and to carry out the transactions contemplated by this Agreement and the Purchaser's Related Agreements. Purchaser has delivered to Seller copies of Purchaser's certificate of incorporation, and all amendments thereto, and the by-laws of Purchaser as presently in effect, each certified as true and correct by Purchaser's secretary.

                     (b) Execution, Delivery and Performance of Agreement; Authority. Except as set forth on Schedule 7(b) annexed hereto, neither the execution, delivery nor performance by Purchaser of this Agreement and all Purchaser's Related Agreements (i) will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to any provision of the Purchaser's certificate of incorporation or by-laws, or any franchise, mortgage, deed of trust, lease, license, agreement, applicable law, rule or regulation or any order, judgment or decree to which Purchaser is a party or by which it may be bound or materially or adversely affected, or (ii) require any consent, authorization, approval or any other action by, or any notice to, or filing or registration with, any governmental authority or other third party on account of any undertaking or other agreement to which Purchaser, the Company or any Subsidiary is a party, in any case, which either has not been obtained prior to or at the Closing or which, if not obtained, would have a material adverse effect upon the Company. Except as set forth on Schedule 7(b) annexed hereto, (w) no consent from any third party is required to be obtained with respect to any agreement to which Purchaser, the Company or any Subsidiary is a party, in connection with the execution and delivery of this Agreement or the Purchaser's Related Agreements and to consummate the transactions contemplated hereby which has not been obtained prior to or at the Closing, (x) Purchaser has the full power and authority to enter into this Agreement and, as applicable, Purchaser's Related Agreements and to carry out the transactions contemplated hereby, as applicable,
(y) all proceedings required to be taken by it to authorize and approve the execution, delivery and performance of this Agreement and

Purchaser's Related Agreements have been properly taken, and (z) this Agreement and Purchaser's Related Agreements constitute valid and binding obligations of Purchaser enforceable in accordance with their terms, except that such enforcement may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium and similar law affecting creditors' rights generally. The execution, delivery and performance of this Agreement and Purchaser's Related Agreements have been duly authorized by all requisite corporate and shareholder action of Purchaser.

                     (c) Purchase for Investment. Purchaser will acquire the Stock, for investment for Purchaser's own account, not as a nominee or agent, and not with a view to distributing all or any part thereof in any transaction which could constitute a "distribution" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Purchaser acknowledges that the Stock has not been registered under the Securities Act or any state securities laws and neither the Seller nor the Company is under any obligation (or has any intention) to file a registration statement with the SEC or any state securities commission with respect to the Stock. Purchaser acknowledges and understands that there is no present market for resale of the Stock, and that there is no assurance that such a market will ever develop. Purchaser further understands that, as a result of the foregoing, Purchaser will not readily be able to liquidate its investment in the Stock.

                     (d) Investor Qualifications. Purchaser (i) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Stock; (ii) is able to bear the complete loss of its investment in the Stock; (iii) is owned, controlled and managed by individuals who are the current management of the Company, and as a result Purchaser is informed of all material information relating to the Company (and its Subsidiaries) and its business, operations and financial condition; and (iv) has had the opportunity to ask questions of, and receive answers from, Seller and its management concerning the Company and its business and to obtain additional information as requested by Purchaser. Purchaser is not relying upon any statements or instruments made or issued by any Person other than Seller in making its decision to invest in the Stock. Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, promulgated under the Securities Act.

                     (e) Litigation. There is no claim, legal action, suit, arbitration, governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment in progress, pending or in effect or, to Purchaser's knowledge, threatened against or relating to Purchaser in connection with or relating to the transactions contemplated by this Agreement and the Purchaser's Related Agreements and Purchaser does not know or have any reason to be aware of any basis for the same.

                     (f) Compliance. For purposes of this Section 7(f), all capitalized terms have the meanings set forth in 16 C.F.R. Part 801 of the regulations promulgated by the United States Federal Trade Commission. At the time of closing of the transactions contemplated herein: (i) except for Keith Sullivan ("Sullivan"), no Person will Hold fifty percent (50%) or more of the outstanding Voting Securities of the Purchaser; (ii) no Person will have the contractual power presently to designate fifty percent (50%) or more of the directors of the Purchaser; and (iii) the total assets and net sales (each as determined in accordance with 16 CFR Rule 801.11) of Purchaser, Sullivan and all other Entities Held or Controlled by Sullivan, will be less than Ten Million Dollars ($10,000,000).

                     (g) Consents. Schedule 7(g) attached hereto is a true, correct and complete list of all Consents from any third party relating to agreements, instruments or arrangements to which Purchaser, the Company or any Subsidiary is a party, which will be required to be obtained in order to consummate the transactions contemplated hereby and which have not been obtained prior to or at the Closing.

                  8. Non-Competition.

                     (a) Non Competition. Seller agrees that it will not directly or indirectly solicit any present, or former customers of the Company in connection with the performance of any work related directly to the Company's business, or become involved in, represent in any way, be connected with or perform any work related to the business of the Company, in the geographic area designated by a one hundred mile radius from each of the offices of the Company listed on Schedule 8(a) attached hereto, for the period expiring three (3) years after the Closing Date. Seller agrees that its promise herein made so to refrain from engaging in the business of the Company means that it will not, directly or indirectly, either on its own account or as a partner, agent or consultant of or for any person, firm, association or corporation, or stockholder of any corporation, engage in the business of the Company, as stated herein. For purposes of this Agreement, the business of the Company shall be defined as the provision of services related to self funded health insurance programs (excluding Third

Party Administrative related activities), worker's compensation risk management and third party liability management.

                     (b) Records of the Company. The Seller, during the course of its ownership of the Stock may have worked on and been consulted with respect to matters for clients of the Company. All such matters are highly confidential. The Seller acknowledges and agrees that the Seller has not acquired and shall not acquire any rights to any of this information. All records, notes, memoranda, files, client and client lists, brochures, documents and all other similar material which are the records of the Company and not the records of the Seller or which relate directly to the Company or the business of the Company or those of its clients rather than the business of Seller (hereinafter referred to as the "Records") which have or shall come into the possession of the Seller, shall remain and be deemed to be the property of the Company. The Seller shall return any originals and all copies of the Records determined to be in its possession and as specifically requested by Purchaser in writing, to the Company at or after Closing; provided that Seller may retain (i) one copy of all financial statements of the Company and (ii) Records which are necessary to support any tax returns filed by Seller. The Company shall make available to Seller upon written request and upon reasonable terms during normal business hours such Records as Seller may reasonably require for its legitimate business purposes, or in the Company's discretion, copies of such Records;

                     (c) Non-Disclosure. Except with the prior written consent of the Company, which consent is within the sole discretion of the Company, the Seller agrees that it will not directly or indirectly, disclose or reveal (except as Seller is required to disclose by court order, summons, subpoena or similar process of law or to Seller's attorney in connection with the foregoing) to or use for the benefit of Seller or others, the confidential information of the Company or its clients including, but not limited to proprietary information, secrets, the lists of the Company's clients, the lists of employees of the Company, any secret or confidential information or data regarding the business of the Company, any secret or confidential information or data concerning the clients or prospective clients of the Company. Such business methods and secrets shall include but are not limited to programs, data systems, processes, computer programs, computer systems, equipment and configurations, financial information, pricing policies, names of employees, names of clients, any information contained on any Records and all other business knowledge and techniques of the Company.

                     (d) Remedies. Seller acknowledges that a violation of any of the agreements or covenants contained in this Section 8 by it could cause irreparable injury to the Purchaser and the Company and there may be no adequate remedy at law for such violation. In the event of a breach or a threatened breach by Seller, its officers, directors or employees of the provisions of this
Section 8, the Company and/or the Purchaser shall have the right, in addition to any other remedies available to it at law or in equity, to seek to enjoin the violating party or any of its representatives, agents, or employees, in a court of equity from violating any of the provisions hereof.

                         The parties acknowledge that the restrictions contained
herein are reasonable, but agree that if any court of competent jurisdiction shall hold such restrictions unreasonable as to time, geographic area, activities, or otherwise, such restrictions shall be deemed to be reduced to the extent necessary in the opinion of the court to make them reasonable. This subsection shall not be construed to limit in any manner whatsoever any other rights and remedies an aggrieved party may have by virtue of any breach of this Agreement. The covenants of the Seller set forth herein are a part of the essence of this Agreement; they shall be construed as independent of any other provisions in this Agreement; and the existence of any claim or cause of action of Seller against the Purchaser, whether predicated on this Agreement or not, shall not constitute a defense to the enforcement of these covenants.

                  9. Tax Information; Tax Returns; Disputes; Tax Indemnity.

                     (a) After the Closing Date, (i) Purchaser shall provide such assistance as may reasonably be requested by Seller in connection with the preparation of any tax return, the conduct of any audit or the defense of any litigation or other proceeding with respect to any Tax liability of the Company for any period prior to or including the Closing Date, including the period from July 1, 1998 through the date of Closing, and (ii) Purchaser shall retain, or shall cause to be retained, for ten (10) years following the Closing, or such longer period as Seller notifies Purchaser remains open under applicable tax law statutes of limitation, any records or information that may be relevant to any such return or audit. The assistance provided for in this Section shall include providing such information as might reasonably be expected to be of use in connection with any audit or the defense of any litigation. Any information provided shall not be used by the recipient other than in connection with such return, audit or litigation without the written consent of the supplier of the information, except as required by law. The term "audit" as used in this Section 9 shall include any inquiry, examination or other conduct of any taxing authority or any judicial or administrative proceedings.

                     (b) The Seller shall prepare and timely file (or cause to be prepared and timely filed) all tax returns required to be filed for all taxable periods ending on or before the Closing Date, including the period from July 1, 1998 through the Closing Date, with respect to which the Company or the assets of the Company are liable or otherwise in any way subject; and Seller shall be responsible for and shall pay all Taxes attributable to such period (other than Taxes which have been reserved for or which have been paid or provided for through estimated payments or similar remittances), and except that Company shall make such estimated tax payments or similar remittances as the Company and the Seller shall reasonably agree to be appropriate for such periods to Seller, taxing authorities, or other persons, with final estimates for periods ending on the Closing Date payable on or before the Closing Date. Purchaser shall prepare and timely file (or cause to be prepared and timely filed) all tax returns required to be filed for all taxable periods ending after the Closing Date, with respect to which the Company or the assets of the Company are liable or otherwise in any way subject; and Purchaser and Company shall be responsible for and shall pay all Taxes attributable to such periods.

                     (c) Seller will pay all sales, transfer and documentary taxes, if any, payable in connection with the sale of Stock to Purchaser hereunder. Seller shall prepare and file and the Purchaser shall cooperate in the filing of all returns relating to any tax described in this Section 9(c), if any.

                     (d) Seller shall be entitled to any refunds or credits of Taxes, interest or penalties received by the Company attributable to Taxable Periods (or portions thereof) ending on or prior to the Closing Date.

                     (e) Purchaser shall not liquidate, merge, dispose of the Company, or undertake any other transaction, if as a result Purchaser would not be considered for tax purposes to be the purchaser of the Company Stock.

                 10. Indemnification.

                     (a) Seller hereby indemnifies and agrees to defend and hold Purchaser harmless from, against and in respect of (and shall, subject to the other provisions of this Agreement, on demand reimburse Purchaser for):

                         (i) any and all loss, liability or damage suffered or
incurred by Purchaser by reason of any untrue representation, breach of warranty or nonfulfillment of any covenant by Seller contained herein, or in any certificate delivered by Seller to the Purchaser hereunder, provided that Seller shall not be liable for any loss, liability, or damage suffered by the Company or Purchaser as a result of any untrue representation or warranty with respect to the Company, which, when made, was known by the Purchaser, Louis Nicholas, Pamela Lee, Keith Sullivan, and/or Spencer Vavas, to be inaccurate or untrue;

                         (ii) any and all loss, liability or damage suffered or
incurred by Purchaser, the Company or any Subsidiary which arises out of or results from the failure of Seller to deliver pursuant to Section 4(a)(ii) hereof a resignation requested by Purchaser including a statement that neither the Company nor any Subsidiary is indebted or obligated to the resigning director or officer;

                         (iii) any violation of Seller's obligations under
Sections 8 or 9 hereof;

                         (iv) any and all loss, liability or damage suffered or
incurred by Purchaser by reason of or in connection with any claim for finder's fee or brokerage or other commission arising by reason of any services alleged to have been rendered to or at the instance of Seller with respect to this Agreement or any of the transactions contemplated hereby; and

                         (v) any and all actions, suits, proceedings, claims,
demands, assessments, judgments, costs and expenses, including, without limitation, reasonable legal fees and expenses, incident to (i) through (iv) above or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

                     (b) Seller shall not be entitled to contribution or any other payments from the Company for any amounts that Seller is obligated to pay pursuant to this Section 10.

                     (c) Purchaser shall indemnify, defend and hold Seller harmless from, against and in respect of (and shall, subject to the other provisions of this Agreement, on demand reimburse it for):

                         (i) any and all loss, liability or damage suffered or
incurred by Seller by reason of or resulting from any untrue representation, breach of warranty or non-fulfillment of any covenant or agreement by Purchaser contained herein or in the Secured Note, the Unsecured Note, the Security Agreement or the Pledge Agreement or in any certificate delivered by Purchaser to Seller hereunder;

                         (ii) any and all liabilities or obligations of Seller
assumed by Purchaser hereunder, including, but not limited to, obligations under the Leases;

                         (iii) any violation of Purchaser's obligations under
Section 9 hereof;

                         (iv) any and all actual loss, liability or damage
suffered or incurred by Seller by reason of or in connection with any claim for finder's fee or brokerage or other commission arising by reason of any services alleged to have been rendered to or at the instance of Purchaser with respect to this Agreement or any of the transactions contemplated hereby, including, without limitation, any and all claims by H.C. Wainwright & Co. in connection with this Agreement, previous agreements contemplating sale of the stock of the Company or other efforts to promote and sell the stock or the assets of the Company;

                         (v) any and all actual loss, liability or damage
suffered or incurred by Seller arising from any amendment or modification, including without limitation an amendment or modification which extends the term, of that certain Lease Agreement by and between Seller, as tenant, and Baltimore Center Associates Limited Partnership, as landlord, dated August 24, 1998, as amended by First Amendment to Lease Agreement dated January 6, 1992 and Second Amendment to Lease dated April 12, 1993, as assigned to Seller pursuant to an Assignment and Assumption of Lease Agreement dated May 7, 1993, and further amended by Third Amendment to Lease Agreement dated May 11, 1994 and Fourth Amendment to Lease Agreement dated August 29, 1996 and which will be assigned to Purchaser pursuant to the Lease Assignment; and

                         (vi) Any and all actual loss, liability or damage
suffered or incurred by Seller from which Seller would have been released pursuant to Section 1(a) of that certain Purchaser's Release of even date if Spencer Vavas was a party to such Purchaser's Release, including, without limitation, any claim under or by reason of that certain Employment Agreement of Spencer Vavas dated as of October 4, 1993 (as the same may have been amended from time to time), including, without limitation, any claim or rights which Spencer Vavas may assert in connection with the handwritten provisions on page 2 of such Employment Agreement referencing his right to a 10% equity interest in SBMC or to stock or stock options of the Seller in lieu thereof.

                         (vii) any and all actions, suits, proceedings, claims,
demands, assessments, judgments, costs and expenses, including, without limitation, reasonable legal fees and expenses, incident to (i) through (vi) above or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

* (d) Seller, on the one hand, and Purchaser, on the other hand, shall not be required to indemnify the other under this Section 10 hereof unless the aggregate amounts for which indemnity would otherwise be due thereunder exceeds One Hundred Thousand Dollars ($100,000.00) (the "Indemnification Basket"), in which case Seller, on the one hand, or Purchaser, on the other hand, shall, as the case may be, be responsible for all such indemnifiable amounts in excess of the Indemnification Basket due pursuant to this Section 10. Notwithstanding the foregoing, the Indemnification Basket shall not apply to a breach of a representation, warranty or covenant contained in (i)
Section 6(c) (Capitalization), (ii) Section 6(d) (Ownership of the Capital Stock), (iii) Section 6(j) (Taxes), (iv) Section 9 (Tax Matters) and (v) Section 8 (Non-Competition) and, in such event, Seller's obligation thereunder shall be to indemnify Purchaser therefor from the first dollar and Purchaser's obligation thereunder shall be to indemnify Seller therefor from the first dollar.

                     (e) Any indemnifiable liability or reimbursement under this
Section 10 shall be limited to the amount of damages (of any nature) subject to indemnification sustained by a party hereto, net of any applicable insurance payments actually received, other reimbursement or tax benefit actually realized by such party (or other persons whose tax liability reflects the income or loss of such party, such as other members of the party's consolidated group, or the individual shareholders if the party is an S corporation).

                     (f) If a claim by a third party is made against a party hereto (an "Indemnified Party"), and if an Indemnified Party intends to seek indemnity with respect thereto under this Section 10, the Indemnified Party shall promptly notify the party required to indemnify the Indemnified Party pursuant to this Section 10 (an "Indemnifying Party") of such claim (the "Indemnity Notice"); provided, however, that failure by an Indemnified Party to notify an Indemnifying Party of such claim shall not affect the Indemnified Party's right to seek indemnification so long as the Indemnifying Party is not materially prejudiced by such failure to have been notified of such claim. The Indemnifying Party shall have twenty (20) days after receipt of the Indemnity Notice to undertake, conduct and control, through counsel of its own choosing and at its expense, but reasonably acceptable to the Indemnified Party, the settlement or defense thereof, and the Indemnified Party shall cooperate with it in connection therewith including execution of all lawful, true and correct powers of attorney as reasonably required by the Indemnifying Party; provided, however, that with respect to settlements entered into by the Indemnifying Party, the Indemnifying Party shall obtain the release of the claiming party in favor of the Indemnified Party with respect to such dispute. If the Indemnifying Party undertakes, conducts and controls the settlement or defense of such claim, the Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by the Indemnified Party, providing that the fees and expenses of such counsel shall be borne by the Indemnified Party. With respect to indemnification provided for hereunder, the Indemnified Party shall not pay or settle any such claim so long as the Indemnifying Party is reasonably contesting any such claim in good faith. Notwithstanding the immediately preceding sentence, the Indemnified Party shall have the right to pay or settle any such claims, provided that in such event it shall waive any right to indemnity therefor by the Indemnifying Party.

                     (g) Subject to the limitations set forth in Sections 10(d)-(f), if the Indemnifying Party does not notify the Indemnified Party within twenty (20) days after the receipt of the Indemnified Party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle or compromise the claim in the exercise of its good faith reasonable judgment at the expense of the Indemnifying Party subject to the other terms and provisions of this Section 10.

                10A. Assumption of Liability. Purchaser and the Company hereby assume liability for and agree to pay or satisfy any and all obligations of Seller to any present or former officer, director or employee of the Company or the Subsidiaries other than Julius V. Combs, M.D., Ronald R. Dobbins, Denise Davis, Danny McNeal and Jagu Vanaharam (the "Officers") (including without limitation any bonus payments due to any of the Officers or any claim under any employment agreement, but expressly excluding any obligations resulting from Seller's willful misconduct or gross negligence). Seller shall refer all demands or claims asserting any such obligation to Purchaser promptly upon receipt thereof by Seller and shall not itself process, negotiate, pay or otherwise satisfy any such claim or demand and Purchaser shall promptly and in good faith process, negotiate and pay or otherwise settle such claim or demand. The parties acknowledge and agree that this assumption of liability is not an indemnity and that neither the Purchaser, the Company nor any Subsidiary shall be obligated or required to pay or to reimburse Seller for any cost, in expense or payment incurred or made by Seller with respect to the processing, negotiation, payment or satisfaction of any such claims unless Purchaser breaches its obligations under this Section 10A.

                11. Nature and Survival of Representations and Warranties; Rules Regarding Indemnification and Other Actions.

                     (a) All statements, representations, warranties and indemnities made by each of the parties to this Agreement (and in any schedule or exhibit annexed hereto) are true and correct as of the Closing Date, and each of them shall survive the Closing as provided in section 11(b) hereof and shall be subject to Section 10 hereof.

                     (b) No claim shall be made or enforced against an Indemnifying Party, whether pursuant to Section 10 hereof or by an action at law or any other action including, but not limited to, a claim of a breach of a representation and warranty (collectively, "Other Action") unless and to the extent that the Indemnity Notice or notice of an Other Action shall have been given by the party seeking indemnification or instituting an Other Action to the Indemnifying Party not later than eighteen
(18) months after the Closing Date or, (i) with respect to any claim arising under or in connection with any Controlled Group Benefit Plan, including without limitation the Benefit Plans, the date upon which the applicable statute of limitations has expired, or, (ii) in the case of Taxes, the date upon which the applicable period of limitation on assessment or refund of any relevant tax has expired; provided that claims asserted pursuant to an Indemnity Notice or notice of an Other Action prior to the expiration of the applicable survival period shall survive until such claim shall be resolved and payment in respect thereof, if any is owing, shall be made.

                     (c) Nothing in this Section 11 shall bar, limit or impede any claim to enforce the Secured Promissory Note, the Unsecured Promissory Note, the Guaranty, the Pledge Agreement, the Security Agreement, the Assignment and Assumption Agreement, the Lease Assignments, the Purchaser's Release, the Seller's Release, the Trademark Assignment and Assumption Agreement, the Termination Agreement and the Employment Agreement Termination Agreement.

                 12. Benefit Plans.

                     (a) As of the Closing Date, Seller, the Company and each Subsidiary shall cause such action to be taken as will result in the Company and each Subsidiary ceasing to be a participating employer as of the Closing Date in the Stock Purchase Plan (as such term is defined in section 6(f) hereof) and all employees of the Company and each Subsidiary shall terminate active participation in such plan as of the Closing Date. The rights of employees of Company and each Subsidiary under the Stock Purchase Plan following such withdrawal shall be determined in accordance with the terms of the Stock Purchase Plan, provided that such employees shall be deemed to have terminated employment for purposes of such plan upon the occurrence of the Closing.

                     (b) As of the Closing Date or such earlier date as shall be acceptable to Seller and Purchaser, Seller, the Company and each Subsidiary shall cause such action to be taken as will result in (i) the Company and each Subsidiary ceasing to be a participating employer in the Retirement Plan (as such term is defined in section 6(f) hereof) and (ii) the adoption by the Company and each Subsidiary of a defined contribution plan ("Company Plan") which incorporates eligibility, benefit accrual, benefit forms, vesting, and service credit provisions which are substantially identical to those in the Retirement Plan.

                     (c) As of the Closing Date or such earlier date as shall be acceptable to Seller and Purchaser, Seller shall cause such actions to be taken as will result in (i) a spin-off of the portion of the Retirement Plan covering the employees of the Company and each Subsidiary, which portion shall thereafter be maintained by the Company and each Subsidiary as the Company Plan, and (ii) a transfer by the trustees of the Retirement Plan to the trustees of the Company Plan of the accounts maintained for employees of the Company and each Subsidiary under the Retirement Plan as soon as reasonably practicable after the Closing Date.

                     (d) All employees of the Company and each Subsidiary shall cease active participation in the Retirement Plan as of the Closing Date or such earlier date as shall be acceptable to Seller and the Purchaser and shall cease to accrue any benefits or earn additional vesting service under the Retirement Plan as of such date. Subject to the foregoing, the Company and each Subsidiary shall continue to be obligated to make contributions to the Retirement Plan for benefits accrued under such plan by current and former employees of the Company or any Subsidiary, and their beneficiaries, through the Closing Date or such earlier date as shall be acceptable to Seller and the Purchaser.

                     (e) The Purchaser and the Company do hereby jointly and severally indemnify the Seller and all fiduciaries under the Retirement Plan from and against any and all claims, actions, suits, causes of action, damages, or other liabilities which may hereafter be asserted against the Seller or any fiduciary of the Retirement Plan in connection with, arising out of, or in any manner related to the withdrawal of the Company or any Subsidiary from the Retirement Plan, the creation of the Company Plan, or the transfer of assets from the Retirement Plan to the Company Plan, provided such action was not the result of willful misconduct or gross negligence.

                     (f) All costs and expenses incurred by each party in connection with such transfer of assets shall be borne solely by such party.

                 13. Software. Seller shall, for a fee payable by Purchaser to Seller at Closing in the amount of Five Thousand Dollars ($5,000.00), to the extent permitted under any applicable contract or license, reasonably cooperate to assist Purchaser in transferring data relating to the Company and the Subsidiaries from the "Platinum" accounting software to Purchaser's or the Company's new accounting software. If Seller is prohibited by applicable contract or license from assisting Purchaser in transferring data relating to the Company and the Subsidiary from the "Platinum" accounting software to Purchaser's or the Company's new accounting software as aforesaid, Seller shall utilize its commercially reasonable best efforts promptly to secure permission for such assistance and transfer and shall, pending receipt of such permission, continue to maintain the accounts of the Company and the subsidiaries without interruption during the ninety (90) day period immediately following Closing.

                 14. Notices. Any and all notices, demands or requests required or permitted to be given under this Agreement shall be given in writing and sent, by registered or certified U.S. mail, return receipt requested, by hand, or by overnight courier, addressed to the parties hereto at their addresses set forth above or such other addresses as they may from time-to-time designate by written notice, given in accordance with the terms of this Section, together with copies thereof as follows:

                       In the case of Seller:    United American Healthcare
                                                 Corporation
                                                 Gregory Moses
                                                 President and Chief Executive
                                                 Officer
                                                 1155 Brewery Park Boulevard,
                                                 Suite 200
                                                 Detroit, Michigan 48207

                       With a copy to:           Alex Parrish, Esq.
                                                 Honigman, Miller, Schwartz and
                                                 Cohn
                                                 2290 First National Building
                                                 Detroit, MI 48226

                       If to the Company:        CHFA, INC.
                                                 Suite 2670, Legg Mason Tower
                                                 111 S. Calvert Street
                                                 Baltimore, MD 21202
                                                 Attn: Keith B. Sullivan

                       With a copy to:           Bryson L. Cook, Esq.
                                                 Venable, Baetjer and Howard,
                                                 LLP
                                                 Mercantile Bank and Trust
                                                 Building
                                                 2 Hopkins Plaza, Suite 1800
                                                 Baltimore, Maryland 21201

Notice given as provided in this Section shall be deemed effective: (i) on the date hand delivered, (ii) on the first business day following the sending thereof by overnight courier, and (iii) on the third calendar day (or, if it is not a business day, then the next succeeding business day thereafter) after the depositing thereof into the exclusive custody of the U.S. Postal Service.

                 15. Miscellaneous.

                     (a) This Agreement, including, without limitation, the schedules and other documents referred to herein, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior agreements, arrangements or understandings with respect hereto, and may not be modified or amended except by a written agreement signed by all of the parties hereto.

                     (b) No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

                     (c) This Agreement shall be binding upon and inure to the benefit of each party hereto, its successors and permitted assigns.

                     (d) The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

                     (e) Each party hereto shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

                     (f) Except as otherwise provided herein or in agreements delivered in connection with this Agreement, all legal, accounting and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party or parties incurring the same.

                     (g) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

                     (h) This Agreement and all amendments hereto shall be governed by, construed and enforced in accordance with the internal laws of the State of Maryland without reference to principles of conflict of laws.

                     (i) If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision, only to the extent it is invalid or unenforceable, and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

                     (j) All schedules and exhibits attached hereto shall be incorporated by reference herein as if set forth herein in full.

                     (k) This Agreement is not intended to, and shall not confer any rights upon, any parties other than the express parties hereto.

                     (l) In the event of a dispute between the parties resulting from an alleged breach of warranty, untrue representation or non-fulfillment of any covenant contained in any of Sections 6(c), 6(d), 6(i), 6(j), 6(k), 8(a), 8(c) or 9 of this Agreement, the parties shall submit the dispute to binding, expedited arbitration under the Expedited Procedures of the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be held in the Baltimore, Maryland area, and the losing party shall bear all reasonable costs and expenses of the arbitration, including the fees and expenses of the prevailing party (including reasonable attorney's fees).

                      (Signatures begin on following page)

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

WITNESS:                                    UNITED AMERICAN HEALTHCARE
                                            CORPORATION


_________________________                   By:__________________________(SEAL)
                                                   Seller

                                            CORPORATE HEALTHCARE
                                            FINANCING, INC.


_________________________                   By:__________________________(SEAL)
                                                   Company

                                            CHFA, INC.


_________________________                   By:__________________________(SEAL)
                                                   Purchaser